UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2015 (April 20, 2015)

CHC Group Ltd.
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-36261	98-0587405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Elgin Avenue, George Town, Cayman Islands	KY1-9005
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (604) 276-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On April 20, 2015, CHC Group Ltd. announced that as of 5:00 p.m. New York City time on April 17, 2015 (the “Early Tender Date”), $20,755,150 aggregate factored principal amount of the 9.375% Senior Notes due 2021 (the “Notes”) issued by its indirect wholly-owned subsidiary, CHC Helicopter S.A. (“CHC”), had been validly tendered and not withdrawn in CHC’s previously announced tender offer for up to $80 million aggregate factored principal amount of the Notes. All of the Notes that were tendered and not withdrawn at or prior to the Early Tender Date will be accepted for purchase and CHC expects the early settlement date for the purchases to be Tuesday, April 21.
A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 20, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHC Group Ltd.

BY:	/s/ Russ Hill Russ Hill Authorized Signatory
Date: April 20, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 20, 2015